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                                                                    EXHIBIT 23.3


The Board of Directors
LMI Aerospace, Inc.

We consent to the reference to our firm under the heading "Selected Consolidated Financial Information."


                                        /s/ KPMG Peat Marwick LLP

St. Louis, Missouri
June 29, 1998